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                                                                     EXHIBIT ___

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment"), dated June 29, 1997, by and between NGC Corporation, a Delaware corporation ("NGC"), and The AES Corporation, a Delaware corporation ("Parent").

     WHEREAS, NGC and Parent are parties to that certain Asset Purchase Agreement dated as of February 17, 1997 (the "Asset Purchase Agreement"); and

     WHEREAS, NGC and Parent desire to amend the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, NGC and Parent hereby agree as follows:

     1. The Disclosure Schedule to the Asset Purchase Agreement is deleted in its entirety and the Disclosure Schedule attached hereto is substituted in lieu thereof.

     2. The first recital to the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          WHEREAS, simultaneously with the execution and delivery hereof, NGC, NGC Acquisition Corporation II, a Delaware corporation and subsidiary of NGC, Destec Energy, Inc., a Delaware corporation (the "Company"), and The Dow Chemical Company, a Delaware corporation ("Dow"), are entering into an agreement and plan of merger (the "Merger Agreement") pursuant to which the Company has agreed to merge with NGC Acquisition Corporation II (the "Merger").

     3. The third recital to the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          WHEREAS, Parent desires to, or to cause one or more wholly-owned subsidiaries to (Parent and such subsidiaries, collectively, "Purchaser"), buy, and on the next business day following the Merger, NGC desires to cause the Company to sell the international businesses and assets of the Company and its subsidiaries, and Purchaser is willing to assume certain related liabilities and obligations of the Company and its subsidiaries, all upon the terms and conditions hereinafter set forth; and
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     4.   The first paragraph of Section 1.1 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          Section 1.1 Purchase and Sale of the International Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), NGC shall cause the Company to sell, convey, assign, transfer and deliver (or cause to be sold, conveyed, transferred and delivered) to Purchaser, and the Purchaser shall purchase and acquire the international assets of the Company as of the Closing Date, including, without limitation, all of the Company's or its Subsidiaries' (as defined in the Merger Agreement) right, title and interest in and to the following:

     5. Subparagraph (i) of Section 1.1 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (i) all of the issued and outstanding shares of capital stock (or their equivalent under local law) (the "Purchased Shares") as set forth in
     Part I-A of Schedule 1.1 of the disclosure schedule attached hereto (the "Disclosure Schedule") (provided that the Purchased Shares set forth in clause (B) of said Part I-A shall not be conveyed until after the Purchased Shares set forth in clause (A) thereof have been conveyed to Purchaser), which when delivered to Purchaser at the Closing (as hereinafter defined)
     (x) will be free and clear of any liens, claims, security interests, charges, leases, licenses or sublicenses created by, through or under (A) NGC or (B) the Company or any of its affiliates (other than the International Entities) from and after the Effective Time ("Liens"), and
     (y) will cause all of the issued and outstanding shares of capital stock (or their equivalent under local law) of each of the entities (the "International Entities") set forth in Part I-B of Schedule 1.1 of the Disclosure Schedule to be (directly or indirectly) sold, conveyed, transferred and delivered to Purchaser.

     6. Subparagraph (ii) of Section 1.1 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (ii) all rights, options and other interests in projects or projects in development outside of the United States, including those set forth in
     Part II of Schedule 1.1 of the Disclosure Schedule; provided, however, that this clause (ii) shall not include (x) any and all rights, options and other interests in those projects or projects in development outside of the United States known as Kingsnorth, EEA BOOT -Egypt, CAES Morocco, Petrobras, Cogera, and

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     Egasa/Egesur (provided that with respect to the project in development known as Egasa/Egesur, the only rights and interests that are included in this clause (x) are the right to bid as a prequalified entity, the stock of Destec Norperu, S.A., Destec Piura, S.A., and Destec Electropiura, S.A., and the right to retain a copy of all files (the "Peru Files") with relation to such project; provided further that with respect to the Peru Files to be conveyed to Purchaser hereunder, the Company may redact from the Board presentation included therein any proprietary financial information relating to its targeted rate of return requirements and similar proprietary financial information) and (y) any and all rights, options and other interests relating to (1) the provision of operation and maintenance services for gas turbine power generation facilities in India resulting from the activities and operations of Destec Operating Company, including, but not limited to, those projects or projects in development known as Guna/STI,. Power Ltd., Arvind Mills, RPG, Reliance, Peeraj, Larsen & Toubro, and Coastal and (2) the stock of Destec Australian Investments, Inc. and Destec Holdings, Inc.(collectively, the "Excluded Projects"), all rights with relation to which shall be retained by the Company and none of which shall be deemed International Assets or International Businesses as such term is defined below) except for the project known as Kingsnorth, which shall be deemed an International Asset for purposes of Sections 1.6(c) and (d) only; and provided further that in the event any right, option, or other interest in any Excluded Project is currently held by any entity listed on Part I of Schedule 1.1 of the Disclosure Schedule, such right, option or other interest shall be transferred to the Company, or one or more of its Subsidiaries that are not listed on Part I of Schedule 1.1 of the Disclosure Schedule, without warranty or recourse of any kind as between Purchaser and the International Entities, on the one hand, and the Company and such Subsidiaries, on the other hand except as to liens and encumbrances first created by through or under Purchaser or any of the International Entities from and after the later of the Closing Date and the date of such transfer, prior to the Closing, provided that (x) the Company shall be responsible for obtaining all consents and approvals necessary for such transfer, and (y) in no event shall the Closing be delayed because of the Company's failure to obtain any consents or approvals necessary to allow transfer of such right, option or other interest to the Company or such Subsidiary.

     7. Section 1.3 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          Section 1.3 Assumed Liabilities. (a) At the Closing, Purchaser shall deliver to the Company an

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     undertaking (the "Assumption Agreement") in the form to be agreed upon whereby Purchaser, on and as of the Closing Date, assumes and agrees to pay, perform and discharge when due (or promptly reimburse the Company to the extent the Company or its affiliates are required to make payments after the Closing Date on account of) (i) the liabilities and obligations of the Company and its Subsidiaries primarily attributable to the International Assets including, without limitation, the liabilities and obligations listed on Schedule 1.3 of the Disclosure Schedule, (ii) with respect to any corporate liabilities of the Company unknown to NGC or Parent that are not primarily attributable to the International Assets or to the Company's domestic assets, a pro rata portion of such corporate liabilities calculated based on a fraction the numerator of which is the Purchase Price and the denominator of which is the Merger Consideration (as defined in the Merger Agreement), (iii) all liabilities and obligations with respect to the International Employees described in Section 6.2, including, without limitation, all liabilities and obligations relating to the International Employees under (a) the Destec Energy, Inc. 1996 Variable Pay Plan, (b) the Destec Energy, Inc. 1995 Variable Pay Plan, (c) the Destec Special Recognition Award (SRA) Program, (d) the Destec Energy, Inc. Amended and Restated 1990 Award and Option Plan, and (e) the Destec Foreign Service Policy, (iv) all severance costs, obligations under employment agreements and consulting agreements, and employee benefit liabilities arising as a result of (I) the termination of employment of any International Employees from and after the Closing Date or (II) the transactions consummated under this Agreement in respect of the International Employees (the cost, obligations and liabilities under this clause (iv) are collectively the "International Employee Obligations"), (v) each liability or obligation relating to any International Employee (with respect to employee benefit plans, in excess of any assets owned by the Company or the Subsidiaries and directly related to such plan or held by any trust with respect thereto sponsored or maintained by the Company or the Subsidiaries (other than the International Assets) which are available to satisfy or otherwise offset such liability or obligation), relating to any bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, deferred stock, stock appreciation right, vacation policy, superannuation, severance or termination pay, hospitalization or other medical, life or other insurance, flexible benefit, cafeteria plan, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement, employment agreements, consulting agreements and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by the Company or its Subsidiaries (the "International Employee Plans"), (vi) 50% of all severance costs, obligations under employment agreements, and employee benefit liabilities, including, without limitation, under any employee benefit plan,

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     program, agreement or arrangement sponsored, maintained or contributed to by the Company or its Subsidiaries (collectively, "Severance Costs") arising as a result of the termination of Keys A. Curry, Jr., the Company's President and Chief Operating Officer, such amount to be increased, on a dollar-for-dollar basis (to a maximum of 100% of all Severance Costs arising as a result of the termination of Keys A. Curry, Jr.) by the Severance Costs avoided by Purchaser as a result of NGC's (or any of its affiliates') hiring any of the International Employees, and (vii) all obligations and liabilities with respect to transfer stamp taxes or similar taxes arising in connection with the purchase of the International Assets by Purchaser. The liabilities and obligations assumed by Purchaser in accordance with this Section 1.3 are hereinafter referred to as the "Assumed Liabilities."

          (b) Notwithstanding anything above to the contrary, the parties agree that, with respect to that certain Settlement Agreement dated May 6, 1994, between Ontario Hydro, a corporation continued pursuant to the Power Corporation Act, R.S.O. 1990 c. P-18 amended, Kingston CoGen Limited Partnership, an Ontario limited partnership ("KCLP") and the Company (the "Settlement Agreement"), (i) any liabilities arising under the Settlement Agreement as a result of KCLP entering into an Additional PPA (as such term is defined in the Settlement Agreement) from and after the Closing shall be deemed Assumed Liabilities, and (ii) any liabilities arising under the Settlement Agreement as a result of the Company entering into an Additional PPA from and after the Closing shall be deemed Excluded Liabilities.

     8. Section 1.5 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          Section 1.5 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Section 8.1 hereof prior to the Effective Time (as defined in the Merger Agreement), the closing of the transactions contemplated by this Agreement (the "Closing") will take place after all of the conditions herein or incorporated herein are satisfied or waived (which satisfaction or waiver shall be determined prior to the Effective Time) on the next business day following the Effective Time (as defined in the Merger Agreement), at

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     the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin
     St., Houston, Texas 77002-6760, unless an earlier date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

     9. Section 1.6(a) of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (a) In consideration for the International Assets and subject to the terms and conditions of this Agreement, Purchaser shall (i) on the Closing Date, assume the Assumed Liabilities as provided in Section 1.3 hereof pursuant to the Assumption Agreement, and (ii) on the date of closing under the Merger Agreement (the "Merger Closing Date"), transfer to or to the order of the Company in immediately available funds in New York City an amount equal to U.S. 407,055,000 (the "Original Base Purchase Price"), as adjusted in accordance with the provisions of this Section 1.6 (the "Purchase Price"). In addition, based upon the parties' preliminary analysis of the allocation of net cash flow between the Company and its Subsidiaries (other than the International Assets) and the International Assets for the period from January 1, 1997 to the Closing Date, Purchaser shall pay to the Company on the Closing Date, a preliminary adjustment equal to U.S. $29,000,000 by wire transfer of immediately available funds (the "Preliminary Adjustment Amount"; the Original Base Purchase Price plus the Preliminary Adjustment Amount hereinafter referred to as the "Base Purchase Price").

     10. Section 1.6(b) of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (b) One business day prior to the proposed Effective Time, Purchaser shall deposit the Original Base Purchase Price in trust with the Paying Agent (as defined in the Merger Agreement) in a segregated account (the "AES Fund"). The Paying Agent shall be authorized to release the AES Fund upon the occurrence of the Effective Time. If the Effective Time has not occurred by 12:00 noon on the second business day after the AES Fund was initially deposited, or such later date or time as Parent in its sole discretion may agree, NGC shall instruct the Paying Agent to return the AES Fund to Purchaser including all interest earned thereon. Upon release of the AES Fund other than to Purchaser, NGC shall instruct the Paying Agent to promptly pay the interest earned on the AES Fund until the Effective Time of the Merger to Purchaser.

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     11.  Section 1.6(c) of the Asset Purchase Agreement is hereby amended by adding the following phrase at the end of the first sentence thereof:


     For purposes of determining net cash flow, overhead costs that are not primarily attributable to either the Company's domestic assets or the International Assets shall be allocated in the proportion of 2/3 to the Company's domestic assets and 1/3 to the International Assets.

     12. The following provision shall be inserted at the end of Section 1.6 of the Asset Purchase Agreement:

          (e) In the event NGC or the Company is able to cause the project in development known as Kingsnorth, which project is being retained by the Company pursuant to the provisions of Section 1.1(ii), either (A) to achieve financial closing, or (B) to be sold to a third party, NGC shall pay Parent, or cause Parent to be paid, the sum of (i) U.S. $1,000,000 plus
     (ii) all unreimbursed costs and expenses incurred by the Company and its Subsidiaries relating to the project known as Kingsnorth for the period from and including January 1, 1997 to and excluding the Closing Date less U.S. $500,000, as an adjustment to the Purchase Price; provided, that in the event of a sale of such project under clause (B) above, the payment NGC is required to make to Parent under this clause (e) shall not exceed the amount of any proceeds received by NGC, the Company or any of their respective affiliates as a result of such sale. It is agreed and understood that all matters relating to the development of the Kingsnorth project shall be at the sole discretion of the Company and NGC, and that, in the event the Company and NGC elect not to proceed with the development of the Kingsnorth project (including the financial closing thereof) for any reason, neither NGC, the Company, nor any of their respective affiliates shall have any liability to Parent or any of its affiliates with respect thereto.

     13. Section 1.8(a) of the Asset Purchase Agreement is amended by deleting the first sentence and substituting the following in lieu thereof and by deleting the entirety of such Section after the fifth sentence:

          (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, purchase order, sales order or other agreement or any claim, right, benefit, license, permit or authorization arising thereunder or resulting therefrom if a transfer, sublease or assignment or an attempted transfer, sublease or assignment thereof, without the consent of any

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     other party thereto, would be ineffective, would constitute a breach thereof, would violate any confidentiality obligations with respect thereto, or would in any way affect the rights of the Purchaser thereunder.

     14. Section 1.8(c) of the Asset Purchase Agreement is amended by changing it to Section 1.8(h).

     15. Sections 1.8(b) of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (b) After the Closing, Parent, Purchaser, the Company and NGC shall continue to use their reasonable best efforts to (i) cooperate to attempt to obtain any required consents or approvals to transfer of the Deferred Assets (the "Consents") as soon as possible, and (ii) to transfer to Parent or Purchaser pursuant to reasonable and lawful arrangements the benefits and liabilities with respect to the Deferred Assets effective as of the Closing. After the Closing, such efforts shall include, without limitation, the enforcement for the benefit of the Purchaser (at Purchaser's cost) of any and all rights of NGC, the Company and their subsidiaries against third parties to any contract or agreement and the transfer or sale of such Deferred Asset to any person or entity designated by the Purchaser (and the net proceeds from any such transfer or sale shall be for Purchaser's account).

          (c) Without limiting the generality of paragraph (b) above, with respect to any Deferred Assets for which Consents have not been obtained prior to the Closing, after the Closing,

               (i) the Company shall cause its subsidiaries that are operators, managers, engineers or other service providers with respect to any such Deferred Assets (collectively, the "Operators") to continue to operate, manage, or provide engineering or other services, as applicable, pursuant to the terms of the applicable operating, management, engineering or other service agreements, if any (collectively, "Operating Agreements") and to provide Purchaser with copies of all material correspondence received by the Operators in connection with such Operating Agreements, and

               (ii) with respect to any other written contracts and agreements to which the Company or any of its subsidiaries is a party (collectively, the "Developers") and that relate to the development of any Deferred Asset (collectively, the "Development Agreements"), the Company shall cause the Developers to continue to provide services and performance pursuant to the terms of the Development Agreements and to provide Purchaser with copies of all material

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          correspondence received by the Developers in connection with such
          Development Agreements;

     provided that, because such subsidiaries will be performing services with respect to such Deferred Assets for the benefit of Purchaser pending receipt of Consents, Purchaser shall direct the Operators or Developers as to all aspects of their performance and shall, upon request by any Operator or Developer, provide written instructions regarding such performance as a condition to such Operator's or Developer's taking any action (including, without limitation, granting or agreeing to any consents or waivers thereunder), and provided further that, notwithstanding anything contained herein to the contrary, if any of the Developers is required to make any significant expenditure pursuant to the terms of any Development Agreement and reasonable prior notice thereof is given to Parent, Parent shall advance to the Company or such affiliate the funds necessary to make such expenditure.

          (d) If, between the Closing and the date upon which any and all Consents to the transfer of the Elsta project, the Kingston project, the Hazelwood project and the other Deferred Assets have been obtained (such period is referred to as the "Interim Period"), any of the Deferred Assets is damaged, destroyed, or is subject to condemnation, eminent domain, governmental appropriation or any similar proceeding or action (collectively, "Loss Events"), the risk of such Loss Events shall be borne entirely by Parent and Purchaser. In addition, Parent and Purchaser acknowledge and agree that they are assuming the sole risk of any and all other loss or diminution in value to the Deferred Assets for whatsoever reason (collectively, "Other Events"), and neither Parent nor Purchaser shall be entitled to, or shall seek, any recourse or remedy against NGC, the Company or its affiliates with respect to Loss Events or Other Events, including, without limitation, rescission or any reduction in, or return of, the Purchase Price, and each of Parent and Purchaser agrees that it shall not institute any action or proceeding seeking any such recourse or remedy against NGC, the Company, its affiliates or any of their respective officers, directors, shareholders, employees, representatives or agents.

          (e) Without limiting the generality of Section 6.3 hereof, Parent shall indemnify, defend and hold harmless each of NGC, the Company, and their respective affiliates, and each of their respective officers, directors, shareholders, employees, representatives and agents (collectively, the "Indemnified Parties") from and against any and all claims, actions, proceedings, suits, demands, losses, taxes, penalties, fines, costs, damages and expenses, including, without limitation, reasonable attorneys' fees and expenses and costs of

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     investigation, of whatsoever nature or kind, whether based on tort, contract, strict liability or otherwise (including, without limitation, claims with respect to personal injury, property damage, or breach of contract by any of the Operators or environmental matters) (collectively, "Losses"), and regardless of by whom asserted (including Losses arising out of claims asserted by third parties or by Parent, Purchaser or their affiliates or by the employees, representatives or agents of Parent, Purchaser, the Company or their respective affiliates) arising out of, relating to, or in connection with (i) an Indemnified Party's performance or nonperformance under the Operating Agreements or its operation or ownership of the Elsta project or the Kingston Project or the ownership of the Hazelwood project or any other Deferred Asset during the Interim Period, (ii) an Indemnified Party's performance or nonperformance under the Development Agreements, (iii) Loss Events or Other Events, or (iv) without limiting NGC's obligations under Section 1.8(b), the failure to obtain any consents, approvals and waivers necessary to transfer the International Assets and Businesses, except, with respect to clauses(i)-(iii)above only, for any Losses attributable to such Indemnified Party's willful misconduct in the performance of services thereunder, as finally and judicially determined. Parent shall reimburse the Indemnified Parties for all expenses (including, without limitation, reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, prior to the determination hereunder of such Indemnified Party's right to indemnification hereunder, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of Parent, Purchaser or their affiliates.

          (f) Upon receipt of all Consents with respect to any Deferred Asset, NGC shall cause the Company to transfer such Deferred Asset (and the liabilities related thereto) to Parent or Purchaser, without recourse except as to encumbrances in each case created by, through or under NGC, the Company or their affiliates from and after the Closing. Any such transfer shall to the extent possible be effective as of the Closing, and arrangements will be made to transfer the net cash flow between the Deferred Assets, on the one hand, and the Company and the Subsidiaries (excluding the International Assets), on the other hand, attributable to projects so transferred for the period from the date of Closing through the date of transfer, to the extent they were not theretofore transferred.

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          (g) THE PROVISIONS OF THIS SECTION 1.8 AND SECTION 6.3 SHALL APPLY
     NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY INDEMNIFIED PARTY.

     16. Section 3.4 of the Asset Purchase Agreement is amended by changing it to Section 3.5.

     17. The following provision is inserted in Article III of the Asset Purchase Agreement:

          Section 3.4 Merger. To NGC's knowledge, the Merger was consummated without the amendment, modification or waiver of any representation, warranty, condition, covenant or other term contained in the Merger Agreement, which amendment, modification or waiver could reasonably be expected to have a material adverse effect on the International Assets.

     18. The first sentence of Section 6.2(a) of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (a) For purposes of this Agreement, the term "International Employees" means those employees of the Company and the Subsidiaries and those consultants set forth in Schedule 6.2 of the Disclosure Schedule.

     19. Section 6.3(b) of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (b) Parent shall, and Parent shall cause the Purchaser to, jointly and severally indemnify, defend and hold NGC, the Company and their affiliates harmless against and in respect of (i) claims asserted by third parties with respect to the Assumed Liabilities, (ii) all credit support obligations, guarantees and contribution obligations relating to the International Assets, including but not limited to those listed on Schedule 6.3(b) of the Disclosure Schedule with respect to which the Company and its Subsidiaries have not been fully released by the Closing to the reasonable satisfaction of NGC and (iii) all costs and expenses (including expenses of investigation, settlement, negotiation and attorneys' fees) incurred by the Company, NGC and their affiliates in connection with any action, suit, proceeding, demand, claim, investigation, assessment or judgment incident to any of the matters indemnified against in this Section 6.3(b).

     20. Section 6.12(g) of the Asset Purchase Agreement is amended by adding the following new sentence at the end thereof:

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     With respect to any Tax Return relating to Transfer Taxes that Parent is responsible for pursuant to Section 12(c), but which under applicable law the Company or any of its Subsidiaries (other than the International Entities) is responsible for filing, the Company or such Subsidiary, as the case may be, shall not file any such Tax Return without the prior written consent of Parent, which consent shall not be unreasonably withheld.

     21. Article VI of the Asset Purchase Agreement is amended by inserting the following provision:

          6.14 Documents; Closing Agreements. Subject to Section 1.8, NGC shall cause Company to deliver to Parent (to the extent not previously provided) (x) all documents in its possession or in the possession of its subsidiaries related to the International Assets and International Businesses as soon as practicable after the Closing, but in no event later than 45 days after the Closing Date, and (y)the Peru Files no later than 14 days after the Closing. Without limiting the generality of the foregoing, NGC shall cause the Company to deliver all documents in its possession or in the possession of any of its subsidiaries that are necessary to allow Parent or any of its subsidiaries to transfer to ELSTA B.V. & Co., C.V. ("Elsta") within 30 days following the "Substantial Completion Date" with respect to the Elsta project all material project documentation, including, without limitation, all warranties, specifications, construction drawings, piping, instrument and electrical drawings, purchase orders, stress calculations, etc., directly relating to the Elsta project and as listed in Appendix H to AES Business Plan for the Elsta project dated June 30, 1997. On or before the Closing Date, NGC shall execute and deliver (or cause to be executed and delivered) that certain Consulting Agreement between Destec Operating Company, Terneuzen Operating Company, et al., Parent and the Company shall execute and deliver that certain Secondment Agreement dated as of June 26, 1997, and Parent and Destec Operating Company shall execute and deliver the Indemnification and Agreement dated as of June 26, 1997.

     20. Section 7.1 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          Section 7.1 Conditions to Purchaser's Obligation to Purchase the International Assets. The obligation of Purchaser to purchase the International Assets hereunder shall be subject to the satisfaction or waiver by Purchaser at or prior to the Effective Time of the following: (a) the representations and warranties of NGC and the Company set forth in this Agreement shall be true and correct (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the Effective Time as if such representations and warranties were made on such date except for such representations and warranties the failure of which to be true and correct would not have a material adverse effect on the transactions contemplated by this Agreement; (b) no representation, warranty, condition, covenant or other term in the Merger Agreement relating to the International Assets shall be amended, modified or waived, which amendment, modification or waiver could reasonably be expected to have a material adverse effect on the International Assets taken as a whole, without the prior written consent of Parent or Purchaser; (c) the Merger shall have been consummated, without waiver of any of the conditions contained in the Merger Agreement, which waiver could reasonably be expected to have a material adverse effect on the International Assets taken as a whole, without the written consent of Parent or Purchaser.

     22. Section 7.2 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          Section 7.2 Conditions to NGC's Obligation to Sell the International Assets. The obligation of NGC to sell the International Assets hereunder shall be subject to the satisfaction or waiver by NGC at or prior to the Effective Time of the following: (a) the Merger shall have been consummated, (b) the representations and warranties of the Parent and Purchaser set forth in this Agreement shall be true and correct (except in the case of any representation and warranty made as of a specified date, which need only be true as of such date) as of the Effective Time as if such representations and warranties were made on such date except for such representations and warranties the failure of which to be true and correct would not have a material adverse effect on the transactions contemplated by this Agreement and (c) Purchaser shall have complied with Section 1.6(b) hereof.

     23. The first paragraph of Section 8.1 of the Asset Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          Section 8.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective
     Time:

     24. Full Force and Effect. As amended by this Amendment, the Asset Purchase Agreement shall remain in full force and effect.

     25. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

     26. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, Parent and NGC have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                NGC CORPORATION

                                                By:  /s/ Kenneth E. Randolph
                                                     ---------------------------
                                                Name: Kenneth E. Randolph
                                                Title: Senior Vice President
                                                       and General Counsel



                                                THE AES CORPORATION


                                                By:  /s/ Barry J. Sharp
                                                     ---------------------------
                                                Name:  Barry J. Sharp
                                                Title: Vice President and Chief
                                                       Financial Officer

                      Schedule 1.1 of Disclosure Schedule
                      -----------------------------------
                                   (Part I-A)


I-A. International Entities -- Shares to be Conveyed
---- -----------------------------------------------

Entity to be Transferred                   Transferor                   Transferee
------------------------                   ----------                   ----------
A.  Elsta-related
    Terneuzen Cogen B.V.              European Power Holdings        AES Global Power
                                      B.V. ("EPH")                   Holdings B.V. ("Global
                                                                     Power")
    Terneuzen Operating               EPH                            Global Power
     Company B.V.
    Elsta B.V.                        EPH (50% interest)             Global Power

B.  Hazelwood-related
    Destec Australian Energy          Piedmont (L.P.) Inc.           AES Piedmont, Inc. ("AES
    Finance Pty Ltd.                                                 Piedmont")
    European Power Holdings           Destec Energy, Inc.            AES Piedmont
    B.V.                              ("DEI") (80%); Destec
                                      Australia Investments, Inc.
                                      (20%)

C.  Kingston-related
    Destec Energy                     DEI                            Global Power
    Canada, Inc.
    Destec Constructors, Inc.         DEI                            The AES Corporation

Entity to be Transferred                   Transferor                   Transferee
------------------------                   ----------                   ----------
D.  Los Mina-related
    Destec Caribbean                  DEI                            AES Los Mina Holdings,
    Holdings, Inc.                                                   Inc. ("AES Los Mina")
    Destec Caribbean                  DEI                            AES Los Mina
    Services, Inc.
    Destec Cayman Islands             DEI                            AES Los Mina
    Holdings, Ltd.
    Dominican Power                   DEI                            AES Los Mina
    Metering Ltd.

E.  Indian Queens-related
    UK Energy Holdings                DEI                            AES UK Holdings, Ltd.
    Limited

F.  Other
    Demex, Inc.                       DEI                            AES
    Demsa, Inc.                       DEI                            AES
    Destec Colombia Ltd.              DEI                            AES
    Destec Energy (Asia) Pte.         DEI                            AES
    Ltd.
    Destec Energy                     DEI                            AES
    Mexico, Inc.
    Destec Energy of                  DEI                            AES
    Columbia, Inc.

                                       2

Entity to be Transferred                   Transferor                   Transferee
------------------------                   ----------                   ----------
    Destec Engineering                Destec Holdings, Inc.          Destec Engineering, Inc.
    Kingston, Inc.                                                   (Cayman Islands company)
                                                                     [TO BE ACQUIRED THROUGH A
                                                                     MERGER TO OCCUR AS SOON
                                                                     AS PRACTICABLE AFTER THE
                                                                     CLOSING DATE.]
    Destec Engineering, Inc.          Destec Holdings, Inc.          AES
    (Cayman Islands company)
    Destec Europe, S.A.               DEI                            AES
    Destec FSC Corporation            Destec Engineering, Inc.       AES
                                      (Texas corporation)
    Destec International              DEI                            AES
    Holdings, Inc.
    Destec Latin America, Inc.        DEI                            AES
    Destec Miskolc, Inc.              DEI                            AES
    Destec Operadora S.A.             DEI                            AES
    Destec Santander Ltd.             DEI                            AES
    Destec Taiwan, Inc.               DEI                            AES
    Electrica Norperu S.R.            DEI                            AES
    Ltda.
    Hispaniola Power                  DEI                            AES
    Ventures, Ltd.

                      Schedule 1.1 of Disclosure Schedule
                      -----------------------------------
                                   (Part I-B)


I-B. International Entities -- Companies to be Transferred (Directly and
---- -------------------------------------------------------------------
Indirectly)
-----------

                                                           Current Destec Ownership
       Entity                        Jurisdiction                  Interest
       ------                        ------------         ------------------------
A.  Elsta-related
    TERNEUZEN COGEN B.V.         Amsterdam, The               100% owned by EPH (see
                                 Netherlands                  I.A. above)
    TERNEUZEN OPERATING          Amsterdam, The               100% owned by EPH
    COMPANY B.V.                 Netherlands
    ELSTA B.V.                   Netherlands limited          50% owned by EPH
                                 liability company
    Elsta B.V. & Co. C.V.        Netherlands limited          49.5% limited partner
                                 liability company            interest held by Terneuzen
                                                              Cogen B.V., & 1% general
                                                              partner interest held by
                                                              Elsta B.V.

B.  Hazelwood-related
    DESTEC AUSTRALIAN            Victoria, Australia          100% owned by Piedmont
    ENERGY FINANCE PTY LTD.                                   (L.P.) Inc.
    ("DAEFPL")
    Hazelwood Finance            Victoria, Australia          12.55% limited partnership
    Limited Partnership                                       interest held by DAEFPL
    ("HFLP")
    Morwell Financial            Victoria, Australia          100% owned by HFLP
    Services Pty Ltd.
    Gippsland Ventures Pty.      Victoria, Australia          100% owned by HFLP
    Ltd.

                                  Jurisdiction                    Current Destec Ownership
       Entity                     ------------                            Interest
       ------                                                     ------------------------

    EUROPEAN POWER               Amsterdam, The               80% owned by DEI & 20%
    HOLDINGS B.V.                Netherlands                  owned by Destec
                                                              Australian
                                                              Investments, Inc.
    Australian Power             Amsterdam, The               100% owned by EPH
    Holdings B.V. ("APH")        Netherlands
    Australian Power Partners    Amsterdam, The               0.5% general partner
    B.V. ("APP")                 Netherlands                  interest held by APH &
                                                              99.5% limited partner
                                                              interest held by EPH
    Hazelwood Power              Victoria, Australia          20% partnership interest
    Partnership ("HPP")                                       held by APP
    Hazelwood Power              Victoria, Australia          100% owned by HPP
    Corporation Limited

C.  Kingston-related
    DESTEC ENERGY                Ontario, Canada              100% owned by DEI
    CANADA, INC. ("DEC")
    DESTEC CONSTRUCTORS,         Delaware                     100% owned by DEI
    INC.
    Kingston Northern            Ontario, Canada              100% owned by DEC
    Lights, Inc. ("KNLI")
    Kingston Power               Ontario, Canada              100% owned by DEC
    Partners, Inc. ("KPPI")
    Kingston Cogen Limited       Ontario limited partnership  37% general partner
    Partnership                                               interest and 0.5% limited
                                                              partner interest held by
                                                              KNLI & 12.5% general
                                                              partner interest held by
                                                              KPPI

[BOLD=International Entities of which the stock is to be conveyed -- See
Schedule 1.1, Part I-A]

                                  Jurisdiction                    Current Destec Ownership
       Entity                     ------------                            Interest
       ------                                                     ------------------------
    Destec Operating             Ontario, Canada              100% owned by DEC
    Canada, Inc.

D.  Los Mina-related
    DESTEC CARIBBEAN             Delaware                     100% owned by DEI
    HOLDINGS, INC.
    ("DCHI")
    DESTEC CARIBBEAN             Delaware                     100% owned by DEI
    SERVICES, INC. ("DCSI")
    DESTEC CAYMAN ISLANDS        Cayman Islands               100% owned by DEI
    HOLDINGS, LTD.
    ("DCIHL")
    DOMINICAN POWER              Cayman Islands               100% owned by DEI
    METERING LTD.
    D.O.C. Dominicana, S.A.      Dominican Republic           99.4% owned by DCHI
    Dominican Power              Cayman Islands               99% owned by DCIHL
    Partners LDC

E.  Indian Queens-related
    UK ENERGY HOLDINGS           England                      100% owned by DEI
    LIMITED ("UKEHL")
    Indian Queens Power          England                      100% owned by UKEHL
    Limited
    UK Asset Management          England                      100% owned by UKEHL
    Services Ltd.
    UK Power Finance Ltd.        England                      100% owned by UKEHL

[BOLD=International Entities of which the stock is to be conveyed -- See
Schedule 1.1, Part I-A]

                                                                  Current Destec Ownership
       Entity                      Jurisdiction                           Interest
       ------                      ------------                   ------------------------

F.  Other
    Chiahui Power Corp.          Taiwan                       30% owned by Destec
                                                              Taiwan, Inc.
    DEMEX, INC.                  Delaware                     100% owned by DEI
    DEMSA, INC.                  Delaware                     100% owned by DEI
    DESTEC COLOMBIA LTD.         Cayman Islands               100% owned by DEI
    Destec Energia de Mexico     Mexico                       50% owned by Demsa, Inc.
    S.A. de CV                                                & 50% owned by
                                                              Demex, Inc.
    DESTEC ENERGY (ASIA)         Singapore                    100% owned by DEI
    PTE. LTD.
    DESTEC ENERGY                Delaware                     100% owned by DEI
    MEXICO, INC.
    DESTEC ENERGY OF             Delaware                     100% owned by DEI
    COLUMBIA, INC.
    DESTEC ENGINEERING, INC.     Cayman Islands               100% owned by Destec
                                                              Holdings, Inc.
    DESTEC ENGINEERING           Texas                        100% owned by Destec
    KINGSTON, INC.                                            Holdings, Inc.
    DESTEC EUROPE, S.A.          France                       100% owned by DEI
    DESTEC FSC CORPORATION       Barbados                     100% owned by Destec
                                                              Engineering, Inc.
                                                              (Texas corporation)
    DESTEC INTERNATIONAL         Delaware                     100% owned by DEI
    HOLDINGS, INC.
    Destec Investment Ltd.       Cayman Islands               100% owned by Destec
                                                              Cayman Islands Holdings
                                                              Ltd.

[BOLD=International Entities of which the stock is to be conveyed -- See
Schedule 1.1, Part I-A]
                                       7

                                                                  Current Destec Ownership
       Entity                      Jurisdiction                           Interest
       ------                      ------------                   ------------------------
    DESTEC LATIN                 Delaware                     100% owned by DEI
    AMERICA, INC.
    DESTEC MISKOLC, INC.         Delaware                     100% owned by DEI
    DESTEC OPERADORA S.A.        Peru                         99.9% owned by DEI;
                                                              0.1% owned nominally by
                                                              local attorneys
    DESTEC SANTANDER LTD.        Cayman Islands               100% owned by DEI
    DESTEC TAIWAN, INC.          Delaware                     100% owned by DEI
    Destec Termoriente           Cayman Islands               1% owned by Destec
    L.D.C.                                                    Columbia Ltd. & 99%
                                                              owned by Destec
                                                              Santander Ltd.
    DOC Guatemala, S.A.          Guatemala                    99.8% owned by DCHI &
                                                              0.2% owned by DCSI
    ELECTRICA NORPERU S.R.       Peru                         99% owned by DEI; 1%
    LTDA.                                                     owned nominally by local
                                                              attorneys
    HISPANIOLA POWER             Cayman Islands               100% owned by DEI
    VENTURES, LTD.

[BOLD=International Entities of which the stock is to be conveyed -- See
Schedule 1.1, Part I-A]

                      Schedule 1.1 of Disclosure Schedule
                      -----------------------------------
                                   (Part II)


II.  Projects and Projects Under Development Outside of the United States.
     --------------------------------------------------------------------

     A. All right, title, and interest of Destec Energy, Inc. and its Subsidiaries in and to the following projects and projects in development outside of the United States:

        1.  Advance Energy                   350 MW      CCGT (Australia)
        2.  Cebu                             260 MW      Coal (Philippines)
        3.  Chiahui                          450-670 MW  CCGT (Taiwan)
        4.  Austa Repowering                 350 MW      CCGT (Australia)
        5.  Kingstream                       350 MW      CCGT (Australia)
        6.  Gujarat Power                    1000 MW     Coal (India)
        7.  Gujarat Power                    600 MW      CCGT (India)
        8.  ESTA Repowering                  360 MW      CCGT (Australia)
        9.  Balmoral                         170 MW      CCGT (Australia)
        10. Mineralogy/Austeel               200-600 MW  CCGT (Australia)
        11. Dow Western Australia            200-600 MW  CCGT (Australia)
        12. HEQU                             2 x 300 MW  Coal (China)
        13. Lien Yuen                        2 x 125 MW  Coal (China)
        14. Zuen Hua                         2 x 50 MW   Coal (China)
        15. Wuan                             2 x 50 MW   Coal (China)
        16. Chashu                           2 x 300 MW  Coal (China)
        17. Adapazari #1322                  740 MW      CCGT (Turkey)
        18. Rades                            350-500 MW  CCGT (Tunisia)
        19. Dow Stade                        675 MW      CCGT (Germany)
        20. Abidjan                          300-450 MW  CCGT (Cote d'Ivorie)
        21. Office Cherifien de              150 MW      Cogen Coal (Morocco)
             Phosphates
        22. Barqa #1344                      350 MW      CCGT (Oman)
        23. General (South Africa)
        24. PBB Cogen (Dow-YPF-Solvay)       160 MW      (Argentina)
        25. Dow Aratu (Candeias, Bahia)      110 MW      (Brazil)
        26. Merida III                       440 MW      (Mexico)
        27. Monterrey                        300 MW      (Mexico)
        28. Cuiba                            450 MW      (Brazil)
        29. Macae Plant                      150 MW      (Brazil)
        30. Termosantander                   100 MW      (Colombia)
        31. Compressed Air Energy Storage                (England)
        32. Tangshan Harbor                              (China)
        33. BIN County, Shanxi                           (China)

        34. PUQI                                         (China)
        35. WUHUAN                                       (China)
        36. New Saga Power Corporation                   (Phillippines)
        37. Any other projects and projects under development outside of the United States in which Destec Energy, Inc. or any of its Subsidiaries has any right, title, or interest (other than Excluded Projects).

B. All right, title, and interest of Destec Energy, Inc. and its Subsidiaries in and to the following contracts and other agreements related to projects under development outside of the United States:

                                    1.  ASIA

     a. Office Lease, dated 11/23/95, between Everbilt Developers Pte. Ltd. and Destec Energy (Asia) Pte. Ltd. (for office space at 04-04 Lane Crawford Place, Singapore).

     b. Loan Agreement, dated 5/13/96, between Destec Taiwan, Inc. and Chiahui Power Corp.

     c. Promissory Note, dated 6/5/96, in the amount of $664,084 by Chiahui Power Corp. payable to Destec Taiwan, Inc.

     d. Joint Development Agreement, dated 2/16/96, between Destec Taiwan, Inc. and Sunford Management Consultants, Inc.

     e. Memorandum of Understanding ("MOU"), dated 3/7/96, among Destec Energy
        (Asia) Pte. Ltd., Luvimin Cebu Mining Corp., and VALCO Piping Service, Inc.

     f. MOU, dated 3/7/96, between Destec Energy (Asia) Pte. Ltd. and Luvimin Cebu Mining Corp.

     g. Local Area Network (LAN) Support Services Agreement, dated 1/1/96, between Destec Energy (Asia) Pte. Ltd. and Omnes Ltd.

     h. Development Services Agreement, dated 4/1/95, between Destec Energy
        (Asia) Pte. Ltd. and Destec Energy, Inc.

     i. MOU, dated 4/15/96, among Austeel Pty. Ltd., Asia Pacific Power Pty. Ltd., and Destec Energy (Asia) Pte. Ltd.

     j. MOU, dated 11/21/96, between Destec Energy (Asia) Pte. Ltd. and Asia Pacific Power Pty. Ltd.

     k. Independent Contractor Agreement, dated 5/1/95, between Vimokas Consultants and Engineers Prt. Ltd. and Destec Energy (Asia) Pte. Ltd.

     l. Independent Contractor Agreement, dated 6/1/95, between J. Iqbal, Consultant, and Destec Energy (Asia) Pte. Ltd.

     m. Independent Contractor Agreement, dated 5/1/96, between Shazil International Consulting Engineers and Destec Energy (Asia) Pte. Ltd.

     n. Consulting Agreement, dated 9/1/96, between Nortech Services Pty. Ltd. and Destec Energy (Asia) Pte. Ltd.

     o. Letter of Intent ("LOI"), dated 6/16/95 between Dirati Inc. and Destec Energy (Asia) Pte. Ltd. regarding power project in Maharashtra, India.

     p. Lease Agreement, dated 3/17/95, between Servcorp Services Offices Private Limited and Destec Energy (Asia) Pte. Ltd. for #3, 37 Shell Tower, 50 Raffles Place, Singapore 0104.

     q. Lease Agreement, dated 6/2/95, between Pontiac Land Private Ltd. and Destec Energy (Asia) Pte. Ltd. (for #19-02, 82 Grange Road, Singapore
        1024).

     r. Tenancy Agreement, dated 2/10/95, between MDM Shindrayani and Destec Energy (Asia) Pte. Ltd. (for 18 Angullia Park #07-04, Angullia Mansion, Singapore).

     s. Tenancy Agreement, dated 11/21/95, between MP-Bilt Pte. Ltd. and Destec Energy (Asia) Pte. Ltd. (for #05-08 Langkawij Ardmore Park, Singapore).

     t. MOU, dated 3/22/95, between Destec Energy (Asia) Pte. Ltd. and Sunford Management Consulting Co.

     u. Joint Development Agreement, dated as of 12/94, between Destec Energy
        (Asia) Pte. Ltd. and SAAMIA Development Company, Inc.

     v. MOU, dated 11/96, between Destec Energy, Inc. and Shanxi Planning Commission (HEQU Project).

     w. MOU, dated 10/96, between Destec Energy, Inc. and Hebei Provincial Government (WUAN Project).

     x. MOU, dated 11/1/96, between Destec Energy, Inc. and Hebei Provincial Government (ZUENHUUA Project).

     y. MOU, dated 11/96, between Destec Energy, Inc. and City of Lianyuan (LIANYUAN Project).

     z. MOU, dated 11/96, between Destec Energy, Inc. and Anhui Provincial Government (CHAOHU Project).

    aa. MOU, dated 12/96, between Destec Energy, Inc. and Shanxi Provincial
        Government (LIULIN Project).

    bb. Confidentiality Agreement between Fellows Engineers and Destec Energy,
        Inc. regarding the Wellgrow Industrial Estate project in Bangkok, Thailand.

    cc. Confidentiality Agreement between Fellows Engineers and Destec Energy,
        Inc. regarding the Natural Gas Cogeneration Plant in Bangkok, Thailand.

    dd. Confidentiality Agreement between State Investment and Destec Energy,
        Inc. regarding the State Investment Trust project in Mindanao, Phillippines.


                               2.  LATIN AMERICA

     a. LOI, dated 12/9/96, between Total Power International S.A. and Destec Energy, Inc. (DEI assigned its interest therein to Destec Latin America, Inc. by letter dated 3/6/97.)

     b. Joint Development Agreement, dated 3/7/96, among Progelec, Essa, and Destec Energy of Colombia, Inc.


                                   3.  OTHER

     a. Pakistan

        i. Independent Contractor Agreement, dated effective 5/1/96, between Shazil International Consulting Engineers and Destec Energy (Asia) Pte. Ltd.

     b. South Africa

        i. Independent Contractor Agreement, dated effective 3/1/96, between HSA and Destec Europe S.A. (as amended)

     c. Oman

        i. MOU, dated effective 11/1/95, among Destec Energy, Inc., John Brown Engineering, Sasakura, and Sumitomo.

     d. Sulcis

        i. Indemnification Agreement, dated 7/26/96, among Destec Energy, Inc., Ansaldo Energia S.p.A., and Sondel.

       ii. MOU, dated 12/14/95, among Destec Energy, Inc., Ansaldo Energia S.p.A., Sondel, Techint, and Montan.

      iii. Contract of Temporary Association of Companies, dated 12/15/95, between Destec Energy, Inc. and Ansaldo.

       iv. Amended and Restated MOU, dated 9/17/95 among Destec Energy, Inc., Ansaldo Energia S.p.A., and Constad States Energy Co.

        v. Concession Contract, dated 9/18/96, between the Coordination Committee and Ansaldo Energia S.p.A., as group leader and proxy holder for the Temporary Association of Companies.

       vi. Agreement (undated) regarding indemnification of Destec Energy, Inc. among Destec Energy, Ansaldo Energia S.p.A., Sondel, Techint, and Montan.

     e. Arco project (The Netherlands)

        i. MOU, dated 11/15/95, between Destec Energy, Inc. and B.V. Energie-Zuid Nederland EZN.

     f. APP Australia

        i. MOU between Destec Energy (Asia) Pte. Ltd. and Asia Pacific Power Pty Ltd.

     g. Consulting Agreement -- United Kingdom

        i. Independent Contractor Agreement, dated 1/1/97, between CSE Wendover Ltd. and Destec Europe S.A.

     h. Tunisia

        i. MOU dated 6/12/96, among Destec Energy, Inc., SNC Lavalin Inc., Elyo S.A., and GE International, Inc.

     i. Cote d'Ivoire

        i. MOU, dated 7/22/96, among Destec Energy, Inc., SNC Lavalin Inc., Elyo S.A., and GE International, Inc.

       ii. Termination Agreement, dated 4/22/97, among Destec Energy, Inc., SNC Lavalin Inc., Elyo S.A., and GE International, Inc.

     j. Turkey

        i. Asset Purchase Agreement, dated 7/31/95 between Destec Energy, Inc. and Trinity Partners (as amended).

       ii. Amended and Restated MOU, dated 9/11/95, among Destec Energy, Inc., Mobil Power Inc., and Trinity Partners.

      iii. Asset Purchase Agreement, dated 1/2/96, among Destec Energy, Inc., Mobil Power Inc., and Trinity Partners (as amended).

       iv. MOU, dated 7/1/96, among Destec Energy, Inc., Mobil Power Inc., Trinity Partners, and Genel Enerji A.S.

        v. Asset Purchase Agreement, dated 7/30/96, among Destec Energy, Inc., Mobil Power Inc., and Trinity Partners (as amended).

       vi. Indemnification Agreement, dated February 27, 1997, between Destec Energy, Inc. and Mobil Power Inc.

      vii. Agreement, dated 2/27/97, among Destec Energy, Inc., Mobil Power Inc., GE International, Inc., and Genel Enerji A.S.

     viii. Letter Agreement, dated 7/11/96, between Mobil Power Inc. and Destec Energy, Inc. regarding terms of Letter of Credit/Bid Bond.

       ix. MOU, dated 5/11/95, between Destec Energy, Inc. and Trinity Partners.

     k. Stade, Germany

        i. MOU, dated 1/29/97, between Destec Energy, Inc. and Dow Deutschland Inc.

      l. United Kingdom

         i. Letter Agreement for Cooperation on United Kingdom Compressed Air Energy Storage Projects, dated 11/3/95, between Destec Energy, Inc. and Westinghouse Electric Corp.

       m.   Italy

            i. MOU, dated 11/11/94, between Destec Energy, Inc. and WTI
               International Energy, Inc. detailing terms of joint bid to acquire controlling stake and minority stake in Ilva Servizi Energie SRI ("ISE") and for the joint management of ISE projects at the Tarantio, Piombino, and Terni steel mills.

        n.   Destec

             i. Employee Services Agreement dated 2/15/94, between Destec Europe
                S.A. and Destec Energy, Inc.

            ii. Development Services Agreement dated 2/15/94, between Destec
                Europe S.A. and Destec Energy, Inc.

        o. Any other written contracts or agreements in which Destec Energy, Inc. or any of its Subsidiaries has right, title, or interest relating to projects and projects in development outside of the United States (other than Excluded Projects and to the Tenancy Agreement dated 12/26/95 between Tobyn Pte Ltd. and Destec Energy
           (Asia) Pte Ltd. (for 61 Grange Road #22-03, Beverly Hills,
           Singapore)).

                      Schedule 1.1 of Disclosure Schedule
                      -----------------------------------
                                   (Part III)


III. Contracts and Other Agreements Relating to the Projects
     -------------------------------------------------------

     A. All right, title, and interest of the International Entities in and to all contracts and other agreements listed in the following Sections of the Destec Energy, Inc. Data Room Master Index: (i) Section V.B.1.c Indian Queens; (ii) Section V.B.1.d. Los Mina; (iii) Section V.B.2.i. Elsta; (iv) Section V.B.2.k. Hazelwood; (v) Section V.B.2.n. Kingston; and any other written contracts and agreements relating to any of the foregoing projects entered into by any of the International Entities prior to the Closing Date.

     B. All right, title, and interest of Destec Energy, Inc. and its Subsidiaries (other than the International Entitities) in and to the following contracts and agreements:

          1.   Hazelwood:
               ---------

               1.1 Guarantee Agreement, dated 8/2/96, among Destec Energy, Inc., National Power Australia Investments Limited, Hazelwood Pacific Pty Ltd. CV and CISL (Hazelwood) Pty Ltd.

               1.2 Share Sale Agreement, dated 8/4/96, among State Electricity Commission of Victoria, Destec Energy, Inc., et al.

               1.3 Deed of Covenant per clause 5.4(f) of Share Sale Agreement, dated 9/13/96, between Destec Energy, Inc. and the State of Victoria

               1.4 Guarantee & Indemnity, dated 9/13/96, among Destec Energy, Inc., Hazelwood Pacific Pty Ltd., et al.

               1.5 Loan Agreement, dated 6/25/97, between Destec Energy, Inc. and European Power Holdings, B.V. [TO BE ASSIGNED TO AES PIEDMONT II, INC.]

               1.6 Agreement Date Advanced Note, dated 6/25/97, by European Power Holdings, B.V. to Destec Energy, Inc. (as of 6/30/97 outstanding principal (acquisition): A$184,300,000; outstanding principal (capex and capitalized interest):
                    A$20,486,841; accrued interest: A$34,433,000) [TO BE
                    ASSIGNED TO AES PIEDMONT II, INC.]

               1.7 Agreement Date Unadvanced Note, dated 6/25/97, by European Power Holdings, B.V. to Destec Energy, Inc. [TO BE ASSIGNED TO AES PIEDMONT II, INC.]

               1.8 Any other notes, debt, dividend receivables, or any other receivables from any of the International Entities relating to the Hazelwood Project payable to Destec or any other affiliate (other than the International Entities)

               1.9 Any escrow agreements, bank accounts, cash, or other security or assets pledged in connection with any of the International Entities relating to the Hazelwood project

               1.10 Any other contracts and agreements in which Destec Energy, Inc. or any of its Subsidiaries has rights, title, or interest relating to the Hazelwood Project

          2.   Indian Queens:
               -------------

               2.1 Equity Contribution Agreement, dated 8/27/96, among Indian Queens Power Limited, UK Energy Holdings Limited, Destec Energy, Inc. and Barclays Bank PLC

               2.2 Intercreditor Agreement, dated 8/27/96, among Indian Queens Power Limited, UK Energy Holdings Limited, Destec Energy, Inc. and Barclays Bank PLC and BLAF (No. 3) Limited

               2.3 Engineering and Services Agreement, dated 6/30/94, between Indian Queens Power Limited and Destec Engineering, Inc. [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               2.4 Funding Agreement dated 8/7/96 between Destec Energy, Inc. and UK Energy Holdings Limited (as of 6/30/97 -- outstanding principal: US$15,683,607; accrued interest: US$2,909,405) [TO BE ASSIGNED TO AES GLOBAL POWER HOLDINGS B.V.]

               2.5 Any other notes, debt, dividend receivables, or any other receivables from any of the International Entities relating to the Indian Queens project payable to Destec or any other affiliate (other than the International Entities)

               2.6 Any escrow agreements, bank accounts, cash, or other security or assets pledged in connection with any of the International Entities relating to the Indian Queens project, including without limitation any cash or other security pledged to collateralize the Destec-provided LOC or the related equity contribution obligation relating to Indian Queens

               2.7 Any other contracts and agreements in which Destec Energy, Inc. or any of its Subsidiaries has rights, title, or interest relating to the Indian Queens project

          3.   Kingston:
               --------

               3.1 Letter Agreement, dated 10/13/95, among Kingston CoGen Limited Partnership, The Bank of Nova Scotia, Credit Suisse Canada and Destec Energy, Inc.

               3.2 Letter Agreement, dated 3/1/96, between Kingston CoGen Limited Partnership and Destec Energy, Inc.

               3.3 Equity Guaranty, dated 6/30/95, executed by Destec Energy, Inc. for the benefit of The Bank of Nova Scotia, as Administrative Agent (re: Equity Contribution Agreement executed by Kingston Northern Lights, Inc.)

               3.4 Amended & Restated Equity Guaranty, dated 12/29/95, executed by Destec Energy, Inc. for the benefit of The Bank of Nova Scotia, as Administrative Agent (re: Amended and Restated Equity Contribution Agreement executed by Kingston Northern Lights, Inc.)

               3.5 EPC Guaranty, dated 6/30/95, between Destec Energy, Inc. and The Bank of Nova Scotia

               3.6 Contingent Equity Reimbursement Guaranty, dated 2/29/95, between Destec Energy, Inc. and Pacific Kingston Energy, Inc.

               3.7 Engineering and Procurement Agreement dated March 28, 1995 between Kingston CoGen Limited Partnership and Destec Engineering, Inc., as amended by Amendment No. 1 to Engineering and Procurement Agreement (June 26, 1995) and Amendment No. 2 to Engineering and Procurement Agreement (June 29, 1995), and as amended by various Change Orders [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.8 Consent and Agreement dated June 30, 1995 executed by Destec Engineering, Inc. and Kingston CoGen Limited Partnership in favor of The Bank of Nova Scotia as Administrative Agent
                    [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.9 Letter dated June 29, 1995 from General Electric Company to The Bank of Nova Scotia as Administrative Agent, accepted and agreed to by Destec Engineering, Inc. [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.10 Letter Agreement dated January 23, 1997 from Destec Engineering, Inc. and Destec Constructors, Inc., and accepted and agreed to by Kingston CoGen Limited Partnership on January 31, 1997 (re: Substantial Completion) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.11 Engineering, Procurement and Construction Agreement dated May 5, 1995 between Destec Engineering, Inc. and Destec Constructors, Inc., on the one hand, and J.A. Jones Construction Company and Jones Power Company, Ltd., on the other hand, as amended from time to time [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.12 Major Subcontractor Consent and Agreement dated June 30, 1995, executed by J.A. Jones Construction Company, Jones Power Company, Ltd., Destec Constructors, Inc., Destec Engineering, Inc. and Kingston CoGen Limited Partnership, in favor of The Bank of Nova Scotia as Administrative Agent [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.13 Letter of Credit in favor of Destec Engineering, Inc. issued August 21, 1995 by Royal Bank of Canada in the original amount of $59,552.00 (ICMS Reference LCD00001) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.14 Letter of Credit in favor of Destec Engineering, Inc. issued September 26, 1995 by Boatmans in the original amount of $2,938.00 (ICMS Reference LCD00002) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.15 Letter of Credit in favor of Destec Engineering, Inc. issued September 20, 1995 by Core States Bank in the original amount of $1,373.80

                     (ICMS Reference LCD00004) [TO
                     BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.16 Letter of Credit in favor of Destec Engineering, Inc. issued October 23, 1995 by Bank One in the original amount of $9,600.00 (ICMS Reference LCD00005) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.17 Letter of Credit in favor of Destec Engineering, Inc. issued September 22, 1995 by Chubb Insurance Company of Canada in the original amount of $69,742.00 (ICMS Reference LCD00006) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.18 Letter of Credit in favor of Destec Engineering, Inc. issued November 22, 1995 by PNC Bank in the original amount of $6,801.10 (ICMS Reference LCD00007) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.19 Letter of Credit in favor of Destec Engineering, Inc. issued November 22, 1995 by PNC Bank in the original amount of $28,336.80 (ICMS Reference LCD00008) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.20 Letter of Credit in favor of Destec Engineering, Inc. issued December 24, 1996 by BNS in the original amount of $12,565.90 (ICMS Reference LCD00009) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.21 Letter of Credit in favor of Destec Engineering, Inc. issued December 7, 1995 by BNP Canada in the original amount of $2,470.40 (ICMS Reference LCD00010) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.22 Letter of Credit in favor of Destec Engineering, Inc. issued November 30, 1995 by Northern Indemnity in the original amount of $140,966.20 (ICMS Reference LCD00011) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.23 Letter of Credit in favor of Destec Engineering, Inc. issued April 10, 1996 by Bank of Nova Scotia in the original amount of $87,926.97 (ICMS Reference LCD00012) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.24 Letter of Credit in favor of Destec Engineering, Inc. issued November 9, 1995 by Whitney in the original amount of $15,336.00 (ICMS Reference LCD00013) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.25 Letter of Credit in favor of Destec Engineering, Inc. issued November 9, 1995 by Commerzbank in the original amount of $104,427.00 (ICMS Reference LCD00014) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.26 Letter of Credit in favor of Destec Engineering, Inc. issued July 19, 1996 by Toronto Dominion in the original amount of $24,735.00 (ICMS Reference LCD00016) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.27 Letter of Credit in favor of Destec Engineering, Inc. issued October 8, 1996 by Citibank in the original amount of $738,153.00 (ICMS Reference LCD00017) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.28 Purchase Agreement, dated 12/29/95, among Destec Energy Inc., Kingston Power Partners, Inc., Pacific Kingston, Inc. and Pacific Generation Company

               3.29 First Amended and Restated Side Agreement #2, dated 2/23/95, among PanCanadian Petroleum Limited, Destec Energy, Inc., Kingston Northern Lights, Inc., Kingston Power Partners, Inc., and PCP (KLP) Cogeneration Ltd.

               3.30 Settlement Agreement, dated 5/6/94, among Ontario Hydro, Kingston CoGen Limited Partnership, and Destec Energy, Inc.

               3.31 Release Agreement, dated 5/6/94, among Ontario Hydro, Kingston CoGen Limited Partnership, and Destec Energy, Inc.

               3.32 Each purchase order or other document listed in Attachment A to this Schedule 1.1 [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               3.33 Any notes, debt, dividend receivables, or any other receivables from any of the International Entities relating to the Kingston project payable to Destec or any other affiliate (other than the International Entities)

               3.34 Any escrow agreements, bank accounts, cash, or other security or assets pledged in connection with any of the International Entities relating to the Kingston project

               3.35 Any other contracts and agreements in which Destec Energy, Inc. or any of its Subsidiaries has rights, title, or interest relating to the Kingston project

          4.   Elsta
               -----

               4.1 Restated Joint Development Agreement, dated 2/28/94, among Dow Benelux NV, Destec Energy, Inc., et al.

               4.2 Guaranty Agreement, dated 2/26/96, between Destec Operating Company and Elsta B.V. & Co. C.V.

               4.3 Engineering Services Agreement, dated 6/1/94 and as amended, between Elsta B.V. & Co. C.V. and Destec Engineering, Inc. [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               4.4 Guaranty Agreement, dated 2/28/96, between Destec Energy, Inc. and Elsta B.V. & Co. C.V.

               4.5 Project Memorandum, dated 11/15/94, between Destec Engineering, Inc. and Dow Engineering Company [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               4.6 Facility Management Services Agreement, dated 2/28/96, between Elsta B.V. and Destec Management Services, Inc. [TO BE ASSIGNED TO AES TERNEUZEN MANAGEMENT SERVICES B.V.]

               4.7 Restated & Amended Testing Services Agreement, dated 6/4/96, between KEMA Nederland, B.V. and Elsta B.V. & Co. C.V., and joined in by Destec Engineering, Inc. and Terneuzen Operating Co. [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               4.8 Consultant Services Agreements, dated 9/15/93, between Destec Energy, Inc. and each of N.V. Kema, B.V. DGMR, and Tauw Infra Consult B.V.

               4.9 Joint Development Agreement Termination & Restated Joint Development Agreement, dated 11/8/95, among Dow Benelux N.V., Destec Energy, Inc. et al.

               4.10 Side Agreement, regarding Electricity Sale Agreement & Steam & Electric Power Sales Agreement, dated _________, among Destec Energy, Inc., Dow Benelux N.V. and N.V. Provinciale Noordbrabantse Energie Maatschappij

               4.11 Supplemental Agreement, dated 12/19/95, by and among Shareholders and Partners of Elsta V.B. and Elsta E.V. & Co. C.V. [TO BE ASSIGNED TO AES GLOBAL POWER HOLDINGS B.V.]

               4.12 Any notes, debts, dividend receivables, or any other receivables from any of the International Entities relating to the Elsta project payable to Destec or any other affiliate (other than the International Entities)

               4.13 Any escrow agreements, bank accounts, cash, or other security or assets pledged in connection with any of the International Entities relating to the Elsta project

               4.14 Any other contracts and agreements in which Destec Energy, Inc. or any of its Subsidiaries has rights, title or interest relating to the Elsta project

          5.   Los Mina
               --------

               5.1 Amended and Restated Loan Agreement dated 6/25/97, between Destec Energy, Inc. and Dominican Power Partners LDC (as of 6/30/97--outstanding principal: US$72,588,157; accrued interest: US$2,898,743 [TO BE ASSIGNED TO AES LOS MINA HOLDINGS, INC.]

               5.2 Replacement Repayment Obligation Note dated 6/25/97, by Dominican Power Partners LDC to Destec Energy, Inc. [TO BE ASSIGNED TO AES LOS MINA HOLDINGS, INC.]

               5.3 Contractual right of Destec Energy, Inc. to purchase the 1% interest in Dominican Power Partners LDC not currently held by Destec Cayman Islands Holdings, Ltd. and/or to purchase the stock of Turbine Energy, Inc. [TO BE ASSIGNED TO AES LOS MINA HOLDINGS, INC.]

               5.4 Any other notes, debts, dividend receivables, or any other receivables from any of the International Entities relating to the Los Mina project payable to Destec or any other affiliate (other than the International Entities)

               5.5 Any escrow agreements, bank accounts, cash, or other security or assets pledged in connection with any of the International Entities relating to the Los Mina project

               5.6 Any other contracts and agreements in which Destec Energy, Inc. or any of its Subsidiaries has rights, title, or interest relating to the Los Mina project

          6.   Other
               -----

               6.1 Any and all confidentiality or similar agreements the Company or its Subsidiaries have with any third party to the extent that such agreement relates to the International Assets

               6.2 Any bank accounts of Destec Engineering, Inc. relating to the International Assets [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               6.3 Non-exclusive, royalty-free licenses to any intellectual property rights of Destec Energy, Inc. and its Subsidiaries necessary to own, construct, operate, or maintain the International Assets in the manner owned, constructed, operated or maintained on the Closing Date or, with respect to International Assets under construction as of the Closing Date, in the manner contemplated as of the Closing Date to be owned, constructed, operated or maintained (excluding in each case trademarks and service marks relating to the Destec Energy, Inc. name and logo and excluding intellectual property rights related to coal gasification technology) [TO BE ASSIGNED TO DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]

               6.4 Any notes, debts, dividend receivables, or any other receivables from any Person relating to the International Assets and payable to Destec Engineering, Inc.

                      Schedule 1.3 of Disclosure Schedule
                      -----------------------------------

Assumed Liabilities
-------------------

     A. All liabilities and obligations of the International Entities arising under or otherwise related to the contracts and other agreements listed in the following Sections of the Destec Energy, Inc. Data Room Master Index: (i)
Section V.B.1.c Indian Queens; (ii) Section V.B.1.d. Los Mina; (iii) Section V.B.2.i. Elsta; (iv) Section V.B.2.k. Hazelwood; (v) Section V.B. 2.n. Kingston; and any other written contracts and agreements entered into by any of the International Entities prior to the Closing Date or listed on Schedule 1.1 of the Disclosure Schedule (excluding the Excluded Projects).

     B. All liabilities and obligations of Destec Energy, Inc. and its Subsidiaries (other than the International Entitities) arising under or otherwise related to the following agreements [UNLESS OTHERWISE NOTED, THE FOLLOWING AGREEMENTS ARE TO BE ASSIGNED TO, AND ASSUMED BY, PARENT]:

     1. Each of the following agreements relating to the Hazelwood project (each as more fully defined in the noted paragraph of Part III.B.1 of Schedule 1.1 of the Disclosure Schedule):

          1.1  Guarantee Agreement, dated 8/2/96 (see (P) 1.1 of Part III.B.1 of
               Schedule 1.1);

          1.2 Share Sale Agreement, dated 8/4/96 (see (P) 1.2 of Part III.B.1 of Schedule 1.1);

          1.3  Deed of Covenant, dated 9/13/96 (see (P) 1.3 of Part III.B.1 of
               Schedule 1.1);

          1.4 Guarantee and Indemnity, dated 9/13/96 (see (P) 1.4 of Part III.B.1 of Schedule 1.1);

          1.5  Loan Agreement, dated 6/25/97 (see (P) 1.5 of Part III.B.1 of
               Schedule 1.1) [TO BE ASSUMED BY AES PIEDMONT II, INC.];

          1.6 Agreement Date Advanced Note, dated 6/25/97 (see (P) 1.6 of Part III.B.1 of Schedule 1.1) [TO BE ASSUMED BY AES PIEDMONT II, INC.]; and

          1.7  Agreement Date Unadvanced Note, dated 6/25/97 (see (P) 1.7 of
               Part III.B.1 of Schedule 1.1) [TO BE ASSUMED BY AES PIEDMONT II, INC.].

     2. Each of the following agreements relating to the Indian Queens project (each as more fully defined in the noted paragraph of Part III.B.2 of Schedule 1.1 of the Disclosure Schedule):

          2.1  Equity Contribution Agreement, dated [8/27/96] (see (P) 2.1 of
               Part III.B.2 of Schedule 1.1);

          2.2 Intercreditor Agreement, dated [8/27/96] (see (P) 2.2 of Part III.B.2 of Schedule 1.1);

          2.3  Engineering and Services Agreement, dated 6/30/94 (see (P) 2.3 of
               Part III.B.2 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]; and

          2.4  Funding Agreement, dated 8/7/96 (see (P) 2.4 of Part III.B.2 of
               Schedule 1.1) [TO BE ASSUMED BY AES GLOBAL POWER HOLDINGS B.V.].

     3. Each of the following agreements relating to the Kingston project (each as more fully defined in the noted paragraph of Part III.B.3 of Schedule 1.1 of Disclosure Schedule):

          3.1  Letter Agreement, dated 10/31/95 (see (P) 3.1 of Part III.B.3 of
               Schedule 1.1);

          3.2  Letter Agreement, dated 3/1/96 (see (P) 3.2 of Part III.B.3 of
               Schedule 1.1);

          3.3  Equity Guaranty, dated 6/30/95 (see (P) 3.3 of Part III.B.3 of
               Schedule 1.1);

          3.4 Amended & Restated Equity Guaranty, dated 12/29/95 (see (P) 3.4 of Part III.B.3 of Schedule 1.1);

          3.5  EPC Guaranty, dated 6/30/95 (see (P) 3.5 of Part III.B.3 of
               Schedule 1.1);

          3.6  Contingent Equity Reimbursement Guaranty, dated 2/29/95 (see (P)
               3.6 of Part III.B.3 of Schedule 1.1);

          3.7  Engineering and Procurement Agreement dated March 28, 1995 (see
               (P) 3.7 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.8 Consent and Agreement dated June 30, 1995 (see (P) 3.8 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.9  Letter dated June 29, 1995 (see (P) 3.9 of Part III.B.3 of
               Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.10 Letter Agreement dated January 23, 1997 (see (P) 3.10 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.11 Engineering, Procurement and Construction Agreement dated May 5, 1995 (see (P) 3.11 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.12 Major Subcontractor Consent and Agreement dated June 30, 1995 (see (P) 3.12 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.13 Letter of Credit in favor of Destec Engineering, Inc. issued August 21, 1995 (see (P) 3.13 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.14 Letter of Credit in favor of Destec Engineering, Inc. issued September 26, 1995 (see (P) 3.14 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.15 Letter of Credit in favor of Destec Engineering, Inc. issued September 20, 1995 (see (P) 3.15 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.16 Letter of Credit in favor of Destec Engineering, Inc. issued October 23, 1995 (see (P) 3.16 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.17 Letter of Credit in favor of Destec Engineering, Inc. issued September 22, 1995 (see (P) 3.17 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.18 Letter of Credit in favor of Destec Engineering, Inc. issued November 22, 1995 (see (P) 3.18 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.19 Letter of Credit in favor of Destec Engineering, Inc. issued November 22, 1995 (see (P) 3.19 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.20 Letter of Credit in favor of Destec Engineering, Inc. issued December 24, 1996 (see (P) 3.20 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.21 Letter of Credit in favor of Destec Engineering, Inc. issued December 7, 1995 (see (P) 3.21 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.22 Letter of Credit in favor of Destec Engineering, Inc. issued November 30, 1995 (see (P) 3.22 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.23 Letter of Credit in favor of Destec Engineering, Inc. issued April 10, 1996 (see (P) 3.23 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.24 Letter of Credit in favor of Destec Engineering, Inc. issued November 9, 1995 (see (P) 3.24 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.25 Letter of Credit in favor of Destec Engineering, Inc. issued November 9, 1995 (see (P) 3.25 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.26 Letter of Credit in favor of Destec Engineering, Inc. issued
               July 19, 1996 (see (P) 3.26 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.27 Letter of Credit in favor of Destec Engineering, Inc. issued October 8, 1996 (see (P) 3.27 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.28 Purchase Agreement, dated 12/29/95 (see (P) 3.28 of Part III.B.3 of Schedule 1.1);

          3.29 First Amended and Restated Side Agreement #2, dated 2/23/95 (see
               (P) 3.29 of Part III.B.3 of Schedule 1.1);

          3.30 Settlement Agreement, dated 5/6/94 (see (P) 3.30 of Part III.B.3 of Schedule 1.1);

          3.31 Release Agreement, dated 5/6/94 (see (P) 3.31 of Part III.B.3 of
               Schedule 1.1);

          3.32 Each purchase order or other document listed in Attachment A to
               Schedule 1.1 (see (P) 3.32 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]; and

          3.33 Litigation --

               i. Statement of Claim filed by LaFarge Canada, Inc. against Kingston Northern Lights, Inc., Destec Energy, Inc., Kingston CoGen Limited Partnership, Jones Power Company Limited, E.S. Fox Limited, and C&M Construction (Kingston) Limited;

               ii. Statement of Claim filed by Muttart Builders' Supplies Limited against Kingston Northern Lights, Inc., C&M Construction (Kingston) Limited, Paul Cupido, and E.S. Fox Limited;

               iii. Statement of Claim filed by Inspec-Sol (Ontario) Ltd. against Kingston Northern Lights, Inc., C&M Construction (Kingston) Limited, Jones Power Company Limited, and E.S. Fox Limited;

               iv. Statement of Claim filed by Robert LaFramboise Mechanical Limited against Kingston Northern Lights, Inc., Jones Power Company Limited, and The Bank of Nova Scotia;

               v. Statement of Claim filed by Coad Rentals, Inc. against Kingston Northern Lights, Inc. and C&M Construction (Kingston) Limited;

               vi. Statement of Claim filed by C&M Construction (Kingston) Limited against Kingston Northern Lights, Inc., Destec Energy, Inc., Jones Power Company Limited, and E.S. Fox Limited;

               vii. Statement of Claim filed by E.S. Fox Limited against Kingston Northern Lights, Inc., Destec Constructors, Inc., Jones Power Company Limited, and Destec Engineering, Inc.; and

               viii. Statement of Claim filed by Jones Power Company Limited and J.A. Jones Construction Company against Kingston Northern Lights, Inc., Destec Constructors, Inc., Kingston CoGen Limited Partnership, and Destec Engineering, Inc.

     4. Each of the following agreements relating to the Elsta project (each as more fully defined in the noted paragraph of Part III.B.4 of
          Schedule 1.1 of Disclosure Schedule):

          4.1 Restated Joint Development Agreement, dated 2/28/94 (see (P) 4.1 of Part III.B.4 of Schedule 1.1);

          4.2  Guaranty Agreement, dated 2/26/96 (see (P) 4.2 of Part III.B.4 of
               Schedule 1.1);

          4.3  Engineering Services Agreement, dated 6/1/94 and as amended (see
               (P) 4.3 of Part III.B.4 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          4.4  Guaranty Agreement, dated 2/28/96 (see (P) 4.4 of Part III.B.4 of
               Schedule 1.1);

          4.5 Project Memorandum, dated 11/15/94 (see (P) 4.5 of Part III.B.4 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          4.6  Facility Management Services Agreement, dated 2/28/96 (see (P)
               4.6 of Part III.B.4 of Schedule 1.1);

          4.7  Restated & Amended Testing Services Agreement, dated 6/4/96 (see
               (P) 4.7 of Part III.B.4 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          4.8  Consultant Services Agreements, dated 9/15/93 (see (P) 4.8 of
               Part III.B.4 of Schedule 1.1);

          4.9 Joint Development Agreement Termination & Restated Joint Development Agreement, dated 11/8/95 (see (P) 4.9 of Part III.B.4 of Schedule 1.1);

          4.10 Side Agreement, regarding Electricity Sale Agreement & Steam & Electric Power Sales Agreement, dated _________ (see (P) 4.10 of
               Part III.B.4 of Schedule 1.1); and

          4.11 Supplemental Agreement, dated 12/19/95 (see (P) 4.11 of Part III.B.4 of Schedule 1.1) [TO BE ASSUMED BY AES GLOBAL POWER HOLDINGS B.V.].

     5. Each of the following agreements relating to the Los Mina project (each as more fully defined in the noted paragraph of Part III.B.5 of Schedule 1.1 of Disclosure Schedule):

          5.1  Amended and Restated Loan Agreement dated 6/25/97 (see (P) 5.1 of
               Part III.B.5 of Schedule 1.1) [TO BE ASSUMED BY AES LOS MINA HOLDINGS]; and

          5.2 Replacement Repayment Obligation Note dated 6/25/97 (see (P) 5.2 of Part III.B.5 of Schedule 1.1) [TO BE ASSUMED BY AES LOS
               MINA HOLDINGS].

                      Schedule 6.2 of Disclosure Schedule
                      -----------------------------------


Employees
----------

     AES will assume the severance and related employee benefits costs for the following international personnel:

          John Anderson             100%
          Valerie Burton            100%
          Dennis Colligan           100%
          Harold Faire              100%
          Betty Heinauer            100%
          Ed Jackowski              100%
          Freeman Kirby             100%
          Leslie Laughter           100%
          Darlene McPherson         100%
          Donna Mills               100%
          Brent Newton              100%
          Richard Printy            100%
          E. Spencer                100%
          Ann Vineyard              100%

                    Schedule 6.3(b) of Disclosure Schedule
                    --------------------------------------

Credit Support Obligations, Guarantees, and Contribution Obligations
--------------------------------------------------------------------

     A. All credit support obligations, guarantees, and contribution obligations of the International Entities arising under or otherwise related to the contracts and other agreements listed in the following Sections of the Destec Energy, Inc. Data Room Master Index: (i) Section V.B.1.c Indian Queens;
(ii) Section V.B.1.d. Los Mina; (iii) Section V.B.2.i. Elsta; (iv) Section V.B.2.k. Hazelwood, and (v) Section V.B.2.n. Kingston.

     B. All liabilities and obligations of Destec Energy, Inc. and its Subsidiaries (other than the International Entitities) arising under or otherwise related to the following specified agreements:

     1. Each of the following agreements relating to the Hazelwood project (each as more fully defined in the noted paragraph of Part III.B.1 of Schedule 1.1 of the Disclosure Schedule):

          1.1  Guarantee Agreement, dated 8/2/96 (see (P) 1.1 of Part III.B.1 of
               Schedule 1.1);

          1.2 Share Sale Agreement, dated 8/4/96 (see (P) 1.2 of Part III.B.1 of Schedule 1.1);

          1.3 Guarantee and Indemnity, dated 9/13/96 (see (P) 1.4 of Part III.B.1 of Schedule 1.1); and

          1.4 Any other credit support obligations, guarantees, and contribution obligations of Destec Energy, Inc. or its Subsidiaries relating to the Hazelwood Project.

     2. Each of the following agreements relating to the Indian Queens Project (each as more fully defined in the noted paragraph of Part III.B.2 of Schedule 1.1 of the Disclosure Schedule):

          2.1 Equity Contribution Agreement, dated 8/27/96 (see (P) 2.1 of Part III.B.2 of Schedule 1.1); and

          2.2 Any other credit support obligations, guarantees, and contribution obligations of Destec Energy, Inc. or its Subsidiaries relating to the Indian Queens Project.

     3. Each of the following agreements relating to the Kingston Cogen Project (each as more fully defined in the noted paragraph of Part III.B.3 of Schedule 1.1 of the Disclosure Schedule):

          3.1  Letter Agreement, dated 10/13/95 (see (P) 3.1 of Part III.B.3 of
               Schedule 1.1);

          3.2  Equity Guaranty, dated 6/30/95 (see (P) 3.3 of Part III.B.3 of
               Schedule 1.1);

          3.3 Amended and Restated Equity Guaranty, dated 12/29/95 (see (P) 3.4 of Part III.B.3 of Schedule 1.1);

          3.4  EPC Guaranty, dated 6/30/95 (see (P) 3.5 of Part III.B.3 of
               Schedule 1.1);

          3.5  Contingent Equity Reimbursement Guaranty, dated 2/29/95 (see (P)
               3.6 of Part III.B.3 of Schedule 1.1);

          3.6 Letter of Credit in favor of Destec Engineering, Inc. issued August 21, 1995 (see (P) 3.13 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.7 Letter of Credit in favor of Destec Engineering, Inc. issued September 26, 1995 (see (P) 3.14 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.8 Letter of Credit in favor of Destec Engineering, Inc. issued September 20, 1995 (see (P) 3.15 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.9 Letter of Credit in favor of Destec Engineering, Inc. issued October 23, 1995 (see (P) 3.16 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.10 Letter of Credit in favor of Destec Engineering, Inc. issued September 22, 1995 (see (P) 3.17 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.11 Letter of Credit in favor of Destec Engineering, Inc. issued November 22, 1995 (see (P) 3.18 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.12 Letter of Credit in favor of Destec Engineering, Inc. issued November 22, 1995 (see (P) 3.19 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.13 Letter of Credit in favor of Destec Engineering, Inc. issued December 24, 1996 (see (P) 3.20 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.14 Letter of Credit in favor of Destec Engineering, Inc. issued December 7, 1995 (see (P) 3.21 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.15 Letter of Credit in favor of Destec Engineering, Inc. issued November 30, 1995 (see (P) 3.22 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.16 Letter of Credit in favor of Destec Engineering, Inc. issued April 10, 1996 (see (P) 3.23 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.17 Letter of Credit in favor of Destec Engineering, Inc. issued November 9, 1995 (see (P) 3.24 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.18 Letter of Credit in favor of Destec Engineering, Inc. issued November 9, 1995 (see (P) 3.25 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.19 Letter of Credit in favor of Destec Engineering, Inc. issued
               July 19, 1996 (see (P) 3.26 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)];

          3.29 Letter of Credit in favor of Destec Engineering, Inc. issued October 8, 1996 (see (P) 3.27 of Part III.B.3 of Schedule 1.1) [TO BE ASSUMED BY DESTEC ENGINEERING, INC. (CAYMAN ISLANDS COMPANY)]; and

          3.21 Any other credit support obligations, guarantees and contribution obligations of Destec Energy, Inc. or its Subsidiaries relating to the Kingston Cogen Project.

     4. Each of the following agreements relating to the Elsta Project (each as more fully described in the noted paragraph of Part III.B.4 of
          Schedule 1.1):

          4.1  Guaranty Agreement, dated 2/26/96 (see (P) 4.2 of Part III.B.4 of
               Schedule 1.1);

          4.2  Guaranty Agreement, dated 2/28/96 (see (P) 4.3 of Part III.B.4 of
               Schedule 1.1);

          4.3 Supplemental Agreement, dated 12/95 (see (P) 4.12 of Part III.B.4 of Schedule 1.1) [TO BE ASSUMED BY GLOBAL POWER HOLDINGS B.V.]; and

          4.4 Any other credit support obligations, guarantees, and contribution obligations of Destec Energy, Inc. or its Subsidiaries relating to the Elsta Project.

     5. Any other credit support obligations, guarantees, and contribution obligations of Destec Energy, Inc. or its Subsidiaries (other than the International Entities) relating to the International Assets and International Businesses.